UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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BANKRATE, INC.

11760 U.S. Highway One, Suite 200

North Palm Beach, Florida 33408

(561) 630-2400

May 1, 2009

Dear Bankrate, Inc. Shareholders,

You are cordially invited to attend the Annual Meeting of Shareholders of Bankrate, Inc., to be held on Wednesday, June 17, 2009. The Annual Meeting will begin promptly at 9:00 a.m., local time, at The Embassy Suites Hotel, 4350 PGA Boulevard, Palm Beach Gardens, Florida 33410.

We are pleased this year to furnish proxy materials to our shareholders over the Internet, as allowed by the U.S. Securities and Exchange Commission (SEC) rules. We believe that this will expedite our shareholders’ receipt of proxy materials, while also lowering the costs of delivering materials to shareholders and reducing the environmental impact of printing and mailing these materials.

To ensure your representation at the Annual Meeting, you are urged to vote by proxy using one of the following methods as promptly as possible:

1.     Vote via the Internet or telephone pursuant to the instructions provided in the notice of Internet availability of proxy materials or proxy card, as applicable, that we will mail no later than May 6, 2009 to holders of voting securities as of the record date; or

2.     Request printed copies of the proxy materials by mail pursuant to the instructions provided in the notice of Internet availability of proxy materials and complete, date, sign and return the proxy card that you will receive in response to your request.

The Notice of Annual Meeting and Proxy Statement on the following pages contain information about the official business of the Annual Meeting. Whether or not you expect to attend, please vote your shares now. Of course, if you decide to attend the Annual Meeting, you will have the opportunity to revoke your proxy and vote your shares in person. This Proxy Statement and our 2008 Annual Report to Shareholders are also available at www.investor.bankrate.com/annual-proxy.cfm.

We gratefully acknowledge your continuing interest in our business, and we hope that many of you will attend the Annual Meeting.

Sincerely,

Thomas R. Evans

President and Chief Executive Officer

BANKRATE, INC.

11760 U.S. Highway One, Suite 200

North Palm Beach, Florida 33408

(561) 630-2400

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 17, 2009

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Bankrate, Inc. will be held at The Embassy Suites Hotel, 4350 PGA Boulevard, Palm Beach Gardens, Florida 33410, at 9:00 a.m., local time, on Wednesday, June 17, 2009, for the following purposes:

1.	To elect two (2) directors to the Board of Directors;

2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year;

3.	To transact any business as may properly come before the Annual Meeting or any adjournments or postponements.

The Board of Directors has fixed the close of business on April 13, 2009 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

Edward J. DiMaria

Senior Vice President-Chief Financial Officer and

Secretary

May 1, 2009

North Palm Beach, Florida

This Proxy Statement is being made available beginning on or around May 1, 2009 to all shareholders entitled to vote at the Annual Meeting.

i

BANKRATE, INC.

11760 U.S. Highway One, Suite 200

North Palm Beach, Florida 33408

(561) 630-2400

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON

JUNE 17, 2009

INFORMATION CONCERNING SOLICITATION AND VOTING

Introduction

We are furnishing this Proxy Statement on behalf of Board of Directors (the “Board of Directors”) of Bankrate, Inc., a Florida corporation, for use at our 2009 Annual Meeting of Shareholders, or at any adjournments or postponements of the meeting (the “Annual Meeting”), for the purposes set forth below and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at The Embassy Suites Hotel, 4350 PGA Boulevard, Palm Beach Gardens, Florida 33408, at 9:00 a.m. local time, on Wednesday, June 17, 2009.

In accordance with SEC rules, instead of mailing printed copies of our proxy materials to each beneficial shareholder, as of the record date, we are furnishing the proxy materials for the Annual Meeting by providing access to these documents on the Internet. In connection with this change, a notice of Internet availability of proxy materials is being mailed to holders of our voting securities as of the record date no later than May 6, 2009. This notice of contains instructions for accessing and reviewing our proxy materials and voting by proxy over the Internet. The notice will also tell you how to request our proxy materials in printed form or by e-mail, at no charge. The notice contains a control number that you will need to vote your securities. Our proxy materials were also made available at http://investor.bankrate.com/annual-proxy.cfm on the date that we first mailed or delivered the notice of Internet availability.

As used in this Proxy Statement, the terms “us”, “we”, “our”, refer to Bankrate, Inc., and, where appropriate, Bankrate, Inc., and its subsidiaries. The term “Common Stock” means shares of our common stock, par value, $.01 per share.

Shareholders Entitled to Notice and to Vote; Quorum

Only holders of record of our Common Stock at the close of business on April 13, 2009, which the Board of Directors has set as the record date, are entitled to notice of, and to vote at, the Annual Meeting. As of the record date, we had 18,776,986 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Our shares of Common Stock were held by approximately 7,927 shareholders of record. Each shareholder of record of Common Stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. There are no cumulative voting rights in the election of directors.

The presence, in person or by proxy, of not less than thirty-three and one-third percent (33 1/3%) of the votes entitled to be cast on a matter to be voted on at the Annual Meeting constitutes a quorum for action on that matter. The shares of Common Stock represented by properly executed Proxy Cards or properly authenticated voting instructions recorded electronically through the Internet or by telephone, will be counted for purposes of determining the presence of a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted

Bankrate, Inc. Notice of Annual Meeting and Proxy Statement     1

toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

Distinction Between Holding Shares as a Shareholder of Record and as a Beneficial Owner

Some of our shareholders hold their shares through a broker, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those shares owned beneficially.

•

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered, with respect to those shares, the “shareholder of record.” As the shareholder of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote in person at the Annual Meeting.

•

Beneficial Owner. If your shares are held in a brokerage account, by a trustee or, by another nominee, then you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee, or nominee how to vote and you also are invited to attend the Annual Meeting. However, because a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

If you are not a shareholder of record, please understand that we do not know that you are a shareholder, or how many shares you own.

Voting Deadline

If you are a shareholder of record on the record date, then your proxy must be received no later than 11:59 p.m. on Tuesday, June 16, 2009 (the day before the Annual Meeting), to be counted. If you are the beneficial owner of your shares held through a broker, trustee, or other nominee, please follow the instructions of your broker, trustee, or other nominee in determining the deadline for submitting your proxy.

Voting Without Attending the Annual Meeting

Whether you hold shares directly as a shareholder of record or through a broker, trustee, or other nominee, you may direct how your shares are voted without attending the Annual Meeting. You may give voting instructions by the Internet, by telephone, or, if you requested and received printed materials, by mail. Instructions are on the notice of Internet availability of proxy materials or proxy card, as applicable. The proxy holders will vote all properly executed proxies that are delivered in response to this solicitation, and not later revoked, in accordance with the instructions given by you.

Voting In Person

Shares held in your name as the shareholder of record on the record date may be voted in person at the Annual Meeting. Shares for which you are the beneficial owner but not the shareholder of record may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee, or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you vote by proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

The vote you cast in person will supersede any previous votes that you submitted, whether by Internet, telephone, or mail.

2    Bankrate, Inc. Notice of Annual Meeting and Proxy Statement

Voting Requirements

At the Annual Meeting, shareholders will consider and act upon the election of two directors, the ratification of the appointment of our independent registered public accounting firm, and such other business as may properly come before the Annual Meeting.

Our Bylaws provide that directors are elected by a plurality of the votes cast. This means that the director nominee with the most votes for a particular seat on the Board of Directors is elected for that seat. Only votes actually cast will be counted for purposes of determining whether a director nominee received the most votes for a particular seat on the Board of Directors. The withholding of authority by a shareholder (including broker non-votes) as to the election of directors (Proposal 1) has no effect on the results of the election.

Under Florida law, the ratification of the appointment of our independent registered public accounting firm (Proposal 2) must be approved by a majority of the votes cast. Abstentions and broker non-votes are not treated as votes “cast” and thus have no effect on the vote for Proposal 2.

At the record date, our directors and executive officers owned or controlled the power to vote 4,580,505 shares of Common Stock eligible to be voted at the Annual Meeting, constituting approximately 24% of the outstanding Common Stock. We believe that our directors and executive officers will vote all of their shares of Common Stock in favor of the election of each of the director nominees and in favor of Proposal 2 and, therefore, the election of the director nominees, and the ratification of the appointment of the independent registered public accounting firm, is reasonably assured.

Treatment of Voting Instructions

If you provide specific voting instructions, your shares will be voted as instructed.

If you hold shares as the shareholder of record and sign and return a proxy card or vote by Internet or telephone without giving specific voting instructions, then your shares will be voted FOR each of the nominees for election to the Board of Directors, as set forth in Proposal 1, and FOR the ratification of the appointment of the independent registered public accounting firm, as set forth in Proposal 2.

If you are the beneficial owner of shares held through a broker, trustee, or other nominee, and you do not give instructions to that nominee on how you want your shares voted, then generally your nominee can vote your shares on certain “routine” matters. At the Annual Meeting, both Proposals 1 and 2 are considered “routine”, which means that your broker, trustee, or other nominee can vote your shares on these proposals if you do not timely provide instructions to vote your shares.

If your broker, trustee, or other nominee that is entitled to vote your shares leaves those shares unvoted, it is called a “broker nonvote.” A “broker non-vote” will be treated as unvoted for purposes of determining approval for the proposal and will have the effect of neither a vote for nor a vote against the proposal. If you are the beneficial owner of shares held through a broker, trustee, or other nominee, and that nominee does not have discretion to vote your shares on a particular proposal and you do not give your broker instructions on how to vote your shares, then the votes will be considered broker non-votes.

You may have granted to your broker, trustee, or other nominee discretionary voting authority over your account. Your broker, trustee, or other nominee may be able to vote your shares depending on the terms of the agreement you have with your broker, trustee, or other nominee.

Bankrate, Inc. Notice of Annual Meeting and Proxy Statement     3

The persons identified as having the authority to vote the proxies granted by the Proxy Card will also have discretionary authority to vote, in their discretion, to the extent permitted by applicable law, on such other business as may properly come before the Annual Meeting and any postponement or adjournment. The Board of Directors is not aware of any other matters that are likely to be brought before the Annual Meeting. If any other matter is properly presented for action at the Annual Meeting, including a proposal to adjourn or postpone the Annual Meeting to permit us to solicit additional proxies in favor of any proposal, the persons named in the Proxy Card will vote on such matter in their own discretion.

Revocability of Proxies

A shareholder of record who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by either (i) giving written notice of revocation to our Corporate Secretary, (ii) properly submitting a duly executed proxy bearing a later date, or (iii) appearing in person at the Annual Meeting and voting in person.

If you are the beneficial owner of shares held through a broker, trustee, or other nominee, you must follow the specific instructions provided to you by your broker, trustee, or other nominee to change or revoke any instructions you have already provided to your broker, trustee, or other nominee.

Costs of Proxy Solicitation

Proxies will be solicited from our shareholders by mail and through the Internet. We will pay all expenses in connection with the solicitation, including postage, printing and handling, and the expenses incurred by brokers, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners. We may employ a proxy solicitation firm to solicit proxies in connection with the Annual Meeting, and we estimate that the fee payable for such services would be less than $10,000. It is possible that our directors, officers and other employees may make further solicitations personally or by telephone, facsimile or mail. Our directors, officers and other employees will receive no additional compensation for any such further solicitations.

4    Bankrate, Inc. Notice of Annual Meeting and Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the amount and percent of shares of Common Stock that as of April 13, 2009, are deemed under the rules of the Securities and Exchange Commission to be “beneficially owned” by each member of the Board of Directors, by each nominee for election to the Board of Directors, by each of our executive officers named in the Summary Compensation Table below, by all of our directors and executive officers as a group, and by any person or “group” (as that term is used in the Securities Exchange Act of 1934, as amended (“Exchange Act”)) known to us to be a “beneficial owner” of more than 5% of the outstanding shares of Common Stock as of that date. The information concerning the beneficial ownership of our directors and officers is based solely on information provided by those individuals. Unless otherwise stated, the beneficial owner has sole voting and investment power over the listed Common Stock or shares such power with his or her spouse.

Name of Beneficial Owner	Common Stock Beneficially Owned(1)
	Number of Shares of Common Stock	Percentage of Class
Peter C. Morse(2)	4,029,375	21.4%
Wells Fargo & Company(3)	2,192,687	11.7%
Waddell & Reed Financial, Inc.(4)	1,905,567	10.1%
Baron Capital Group, Inc.(5)	1,551,217	8.3%
Philippe Laffont(6)	1,067,642	5.7%
Warburg Pincus & Co.(7)	1,026,300	5.5%
T. Rowe Price Associates, Inc.(8)	1,006,700	5.4%
Thomas R. Evans	880,000	4.5%
Robert P. O’Block	382,074	2.0%
Randall E. Poliner	375,456	2.0%
Edward J. DiMaria	121,250	*
Donaldson M. Ross	105,675	*
William C. Martin	60,850	*
Steven L. Horowitz	52,916	*
Richard J. Pinola	25,000	*
Daniel P. Hoogterp	35,000	*
All current executive officers and directors as a group (13 persons)	6,281,753	30.7%

*	Less than 1% of the outstanding Common Stock
(1)	For purposes of calculating the percentage beneficially owned, the number of shares of Common Stock deemed outstanding includes (i) 18,776,986 shares outstanding as of April 13, 2009; (ii) shares issuable by us pursuant to options held by the respective persons which may be exercised within 60 days following the record date; and (iii) restricted stock awards vesting on April 30, 2009. The shares issuable pursuant to options and restricted stock awards are considered to be outstanding and beneficially owned by the person holding such options and restricted stock awards for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The shares issuable by us pursuant to options exercisable within 60 days and restricted stock awards vesting on April 30, 2009 include: Mr. Morse, 75,000 shares; Mr. Evans, 880,000 shares; Mr. O’Block 75,000 shares; Mr. Poliner, 75,000 shares; Mr. DiMaria, 118,750 shares; Mr. Ross, 104,375 shares; Mr. Martin, 52,500 shares; Mr. Horowitz, 52,916 shares; Mr. Hoogterp, 35,000 shares; and Mr. Pinola, 20,000 shares.
(2)	The address of Mr. Morse is 11760 US Highway One Suite 200, North Palm Beach, FL 33408.
(3)

Based solely on Schedule 13G filed with the SEC on January 10, 2009, Wells Fargo & Company (“Wells Fargo”) reported that it is the beneficial owner of 2,192,687 shares, including sole voting power of 2,079,897 shares, sole dispositive power of 2,184,931 shares, and shared dispositive power of 256 shares, as a result of being the parent holding company of subsidiaries acting as investment advisers to various investment companies classified as a registered investment advisor in accordance with Regulation

Bankrate, Inc. Notice of Annual Meeting and Proxy Statement     5

13d-1(b)(1)(ii)(E) and banking subsidiaries. Evergreen Investment Management Co., a wholly owned subsidiary of Wells Fargo and a company classified as a registered investment advisor in accordance with Regulation 13d-1(b)(1)(ii)(E), is the beneficial owner of 1,610,690 shares, including sole voting power of 1,605,680 shares and sole dispositive power of 1,610,690 shares. The address of Wells Fargo is 420 Montgomery Street, San Francisco, CA 94163.

(4)	Based solely on a Schedule 13G/A filed with the SEC on April 7, 2009, Waddell & Reed Financial, Inc. (“WDR”) Waddell & Reed Financial Services, Inc., a parent holding company (WRFSI”), Ivy Investment Management Company, an investment advisor (“IICO”), Waddell & Reed, Inc., a broker-dealer and underwriter (“WRI”), and Waddell & Reed Investment Management Company, an investment advisor (“WRIMCO”), (i) WDR reported that it had sole voting and dispositive power of 1,905,567 shares; (ii) WRFSI reported that it had sole voting and dispositive power of 1,601,588 shares; (iii) IICO reported that it had sole voting and dispositive power of 303,979 shares; (iv) WRI reported that it had sole voting and dispositive power of 1,601,588 shares; and WRIMCO reported that it had sole voting and dispositive power of 1,601,588 shares. The address for WDR is 6300 Lamar Avenue, Overland Park, KS 66202.
(5)	Based solely on a Schedule 13G filed with the SEC on February 13, 2009, Baron Capital Group, Inc. (“BCG”), BAMCO, Inc. (“Bamco”), an investment advisor, Bamco Capital Management, Inc. (“BCM”), an investment advisor, and Ronald Baron, Chairman and CEO of BCG, Bamco, and BCM, (i) BCG reported that it had shared voting power of 1,282,367 shares and shared dispositive power of 1,551,217 shares; Bamco reported that it had shared voting power of 1,254,500 shares and shared dispositive power of 1,521,350 shares; (iii) BCM reported that it had shared voting power of 27,867 shares and shared dispositive power of 29,867 shares; and (iv) Mr. Baron reported that he had shared voting power of 1,282,367 shares and shared dispositive power of 1,551,217 shares. BCG and Mr. Baron disclaimed beneficial ownership of shares held by their controlled entities (or the investment advisory clients thereof) to the extent such shares are held by persons other than BCG and Mr. Baron. Bamco and BCM disclaim beneficial ownership of shares held by their investment advisory clients to the extent such shares are held by persons other than Bamco, BCM, and their affiliates. The address of BCG is 767 Fifth Avenue, New York, NY 10153.
(6)

Based solely on a Schedule 13G/A filed with the SEC on February 13, 2009, Philippe Laffont reported that he, as the investment manager and general partner of two private investment funds, was the beneficial owner of 1,067,642 shares, as a result of acting as an investment adviser. Mr. Laffont reported that he had sole power to voting power of 1,067,642 shares and sole dispositive power of 1,067,642 shares. Mr. Laffont disclaimed beneficial ownership in the shares reported except to the extent of his pecuniary interest. The address for Mr. Laffont is c/o Coatue Management, LLC, 126 East 56th Street, New York, NY 10022.

(7)	Based solely on a Schedule 13D filed with the SEC on March 26, 2009, Warburg Pincus Private Equity, L.P. (“WP X”), Warburg Pincus X Partners, L.P. (“WPP X” and together with WPX, the “Funds”), Warburg Pincus X, L.P., the sole general partner of the Funds (“WP X LP”), Warburg Pincus X LLC, the sole general partner of WP X LP (“WP X LLC”), Warburg Pincus Partners, LLC, the sole member of WP X LLC (“WPP LLC”), Warburg Pincus LLC, a company that manages each of the Funds (“WP LLC”), and Warburg Pincus & Co, managing member of WPP LLC (“WP”), and Messrs. Charles R. Kaye and Joseph P. Landy, each a general partner of WP and co-president and managing member of WP LLC, collectively the “Reporting Persons” report that they had shared voting and dispositive power of 1,026,300 shares. Messrs. Kaye and Landy disclaim beneficial ownership of the shares held by the Funds. The address of the Reporting Persons is co Warburg Pincus, 466 Lexington Avenue, New York, New York, 10017.
(8)	Based solely on a Schedule 13G/A filed with the SEC on February 13, 2009, T. Rowe Price Associates, Inc. (“T. Rowe”) reported that it was the beneficial owner of 1,006,700 shares, as a result of acting as an investment adviser. T. Rowe, a registered investment adviser, reported that it had sole voting power over 88,500 shares and sole dispositive power over 1,006,700 shares. These securities are owned by various individual and institutional investors to which T. Rowe serves as investment advisor with power to direct investment and/or sole power to vote securities. The address for T. Rowe is 100 E. Pratt Street, Baltimore, MD 21202.

6    Bankrate, Inc. Notice of Annual Meeting and Proxy Statement

PROPOSAL 1

ELECTION OF DIRECTORS

Introduction

The Board of Directors is divided into three classes, and the members of each class, serve for staggered three-year terms. At each annual meeting of shareholders, a class of directors is elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The Board of Directors is currently comprised of two Class II directors (Mr. Evans and Mr. Pinola) whose terms expire at the 2010 Annual Meeting of Shareholders, two Class III directors (Mr. Morse and Mr. Martin) whose terms expire at the 2011 Annual Meeting of Shareholders and two Class I directors (Mr. O’Block and Mr. Poliner) whose terms expire at the Annual Meeting. The Nominating Committee has nominated Mr. O’Block and Mr. Poliner to stand for reelection as a director at the Annual Meeting. If reelected, they will each serve as a Class I director with a term expiring at the 2012 Annual Meeting of Shareholders. There are no family relationships among any of the directors or the nominees.

Shares represented by validly executed proxies will be voted FOR the election of the nominees, if authority to do so is not withheld. In the event that any nominee is unavailable for election, such shares may be voted for the election of such substitute nominee or nominees, if any, as the Board of Directors may select.

The Board of Directors recommends a vote FOR each of the nominees.

Information Concerning the Nominees and Directors

Biographical information for each director and nominee appears below. The information is based entirely upon information provided by the respective directors and nominees.

Nominees to Serve as a Class I Directors (Term Expiring in 2012)

Robert P. O’Block, age 66, has served as a director since 1999. Mr. O’Block held senior positions with McKinsey & Company, Inc. for 30 years until his retirement in 1998, serving as a consultant to a wide variety of business, nonprofit and public sector organizations in the United States, Europe and the Far East. As a Director of McKinsey & Company, Mr. O’Block led studies in financial restructuring; corporate, business unit and product strategy; manufacturing operations; and organization. He started his career as a member of the faculty of Harvard University, where he performed research and taught courses in the areas of production and operations management, business economics and real estate. Mr. O’Block is currently a general partner of Freeport Center, a real estate and distribution complex in Utah. He is the current Vice Chairman of the Boston Symphony Orchestra Board of Trustees and is also a Trustee Emeritus of the U.S. Ski and Snowboard Team Foundation. Mr. O’Block received a bachelor’s degree in mechanical engineering from Purdue University and an M.B.A. from Harvard Business School.

Randall E. Poliner, age 53, has served as a director since 1998. Since 1993, Mr. Poliner has served as President of Antares Capital Corporation, a private venture capital firm investing equity capital in expansion stage companies and management led buy-out opportunities. Mr. Poliner holds a Bachelor of Electrical Engineering from the Georgia Institute of Technology, an M.S. from Carnegie-Mellon University and an M.B.A. from Harvard Business School.

Bankrate, Inc. Notice of Annual Meeting and Proxy Statement     7

Continuing Directors

Our directors continuing in office as Class II Directors, with terms expiring at the 2010 Annual Meeting of Shareholders, are as follows:

Thomas R. Evans, age 54, has served as a director since 2004, and was appointed President and Chief Executive Officer in June 2004. From August 1999 to August 2003, Mr. Evans served as Chairman and Chief Executive Officer of Official Payments Corp., specializing in processing consumer credit card payments for government taxes, fees and fines. From 1998 to 1999, Mr. Evans was President and Chief Executive Officer of GeoCities Inc., a community of personal Web sites on the Internet. From 1991 to 1998, Mr. Evans was President and Publisher of U.S. News & World Report. In addition to his duties at U.S. News & World Report , Mr. Evans served as President of The Atlantic Monthly (1996-1998) and as President and Publisher of Fast Company (1995-1998), a magazine launched in 1995. Mr. Evans received a Bachelor of Science degree in business administration from Arizona State University. Mr. Evans is also a director of Navisite, Inc. and Future Fuel Corp.

Richard J. Pinola, age 63, has served as a director since 2004. Mr. Pinola has served as a principal of GPS Investment Group since July 2008. Mr. Pinola served as principal of Eric M. Golshalk & Co. from February 2005 through June 2008. From July 1992 until his retirement in February 2005, Mr. Pinola was President and Chief Executive Officer of Right Management Consultants, a career transition and organizational consulting firm and a wholly-owned subsidiary of Manpower Inc. Mr. Pinola also serves as a director of K-Tron International, Nobel Learning Communities, Inc., Kenexa, Inc., and three real estate investment trusts-Corporate Property Associates 15 Inc., Corporate Property Associates 16 Inc., and Corporate Property Associates 17-Global Inc. In addition, he serves on the Board of Trustees of King’s College in Wilkes-Barre, Pennsylvania. Mr. Pinola received a Bachelor of Science degree in accounting from King’s College.

Our directors continuing in office as Class III Directors, with terms expiring at the 2011 Annual Meeting of Shareholders, are as follows:

Peter C. Morse, age 62, has been a director since 1993, and served as our Chief Executive Officer from 1993 until 1997. Mr. Morse served as our Chairman from 1997 until 1999, and since 2002. Since 1982, Mr. Morse has also served as president of Morse Partners, Ltd., a private equity firm that acquires operating companies and provides expansion capital, and is also a general partner of Permit Capital. From 1986 to 1990, Mr. Morse was chairman of FAO Schwarz, the national chain of children’s gift stores. Mr. Morse currently serves on the Board of Trustees of Children’s Hospital of Philadelphia and is Chairman of the Investment Committee. Mr. Morse is also a member of the Board of Governors of Boys and Girls Clubs of America, the Board of Directors of Georgetown University, the Board of Trustees of the J.M. Foundation, and the Board of Trustees of Gesu School. Mr. Morse holds a B.S.B.A. from Georgetown University and an M.B.A. from Columbia University Graduate School of Business.

William C. Martin, age 31, has served as a director since 2000. He is the Chairman and Chief Investment Officer of Raging Capital Management, LLC, a private investment partnership. He is also the co-founder and principal of Indie Research LLC and InsiderScore LLC, providers of proprietary investment and research tools for individual and institutional investors. In 1998, Mr. Martin co-founded Raging Bull, an online financial media company.

CORPORATE GOVERNANCE

Board of Directors Meetings and Committees

During 2008, the Board of Directors held seven meetings. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board of Directors on which he served.

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The Board of Directors affirmatively determined that a majority of our directors are independent directors under the NASDAQ Global Select Market listing requirements. There were no transactions, relationships, or arrangements not otherwise disclosed in this Proxy Statement that were considered by the Board of Directors in determining the independence of any of the directors deemed to be independent under the NASDAQ Global Select Market listing requirements. Our independent directors include current directors, Messrs. Martin, Pinola, and current directors and nominees, Mr. O’Block and Mr. Poliner.

Our independent directors have established a policy to meet separately from the other directors in regularly scheduled executive sessions at least twice annually, and at such other times as may be deemed appropriate by our independent directors. Any independent director may call an executive session of independent directors at any time. In 2008, the independent directors met in an executive session four times.

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating Committee. The Audit Committee and the Nominating Committee have written charters, which are published on the Investor Relations section of our web site at www.bankrate.com. The Compensation Committee does not have a written charter. The Board of Directors has determined that all members of the Audit, Compensation, and Nominating Committees are independent as that term is defined in Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

The Audit Committee are Messrs. Pinola (Chairman), O’Block, and Poliner. The Board of Directors has determined that each Audit Committee member meets the NASDAQ Global Select Market listing standards’ financial knowledge requirements. In addition, the Board of Directors determined that Mssrs. Pinola and Poliner each qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission. The Audit Committee’s primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by us to governmental bodies or the public; our systems of internal controls regarding finance, accounting, legal compliance and ethics established by management and the Board of Directors; and our accounting and financial reporting process. The Audit Committee encourages continuous improvement of, and fosters adherence to, our policies, procedures and practices at all levels. In 2008, the Audit Committee met eight times.

The members of the Compensation Committee are Messrs. O’Block (Chairman) and Poliner, both of whom are independent directors within the meaning of applicable NASDAQ Global Select Market listing standards. Mr. O’Block replaced Mr. Poliner as Chairman in 2008. Our Board of Directors has vested authority in our Compensation Committee to review, evaluate and approve the compensation and benefits of all of our officers at the Senior Vice-President level and above, and to review and recommend to our Board of Directors general policy matters relating to compensation and benefits of our employees. Our Board of Directors has also delegated the authority to administer our stock option plans to the Compensation Committee, which may further delegate such responsibility to the extent permitted by law. In 2008, the Compensation Committee met 14 times.

The members of the Nominating Committee are Mssrs. O’Block (Chairman) and Poliner, both of whom are independent directors within the meaning of applicable NASDAQ Global Select Market listing standards. Our Board of Directors has vested authority in our Nominating Committee to develop and review background information for candidates for the Board of Directors, including candidates recommended by shareholders, and make recommendations to the Board of Directors about these candidates; evaluate the performance of current Board members proposed for reelection; recommend to the Board for approval a slate of nominees for election to the Board; and develop plans for our managerial succession. Although the Nominating Committee charter requires a minimum of two meetings each year, because the Nominating Committee was established in mid-2008, the Nominating Committee met only one time during the year.

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Nomination of Directors

The Nominating Committee annually reviews and makes recommendations to the full Board regarding the composition and size of the Board so that the Board consists of members with the proper expertise, skills, attributes, and personal and professional backgrounds needed by the Board, consistent with applicable NASDAQ and regulatory requirements.

Our Nominating Committee will identify nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the Board of Directors does not wish to continue in service or if the Nominating Committee decides not to re-nominate a member for re-election, the Nominating Committee then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board of Directors are polled for suggestions as to individuals meeting the criteria described above. The Nominating Committee may also engage in research to identify qualified individuals. In 2009, the Nominating Committee engaged a third party expert to assist in identifying and evaluating potential nominees. In evaluating a director nominee, the Nominating Committee considers the following factors:

•	the appropriate size of our Board of Directors;

•	our needs with respect to the particular talents and experience of our directors;

•

the nominee’s knowledge, skills and experience, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board of Directors;

•	whether the nominee is independent, as that term is defined under NASDAQ Global Select Market listing standards;

•	the familiarity of the nominee with our industry;

•	the nominee’s experience in political affairs;

•	the nominee’s experience with accounting rules and practices; and

•	the desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board of Directors members.

Our goal is to assemble a Board of Directors that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Nominating Committee will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating Committee may also consider such other factors as it may deem in our best interests and the best interest of our shareholders. We also believe it is appropriate for certain key members of our management to participate as members of the Board of Directors.

Mr. O’Block and Mr. Poliner were nominated for re-election by the Nominating Committee. The Nominating Committee did not receive any recommendations from shareholders requesting that the Nominating Committee consider a candidate for inclusion among the nominees in our Proxy Statement for this Annual Meeting. The absence of such a recommendation does not mean, however, that a recommendation would not have been considered had one been received. The Nominating Committee would have considered any candidate proposed in good faith by a shareholder. To propose a nominee, a shareholder should send the candidate’s name, credentials, contact information, and his or her consent to be considered as a candidate to Edward J. DiMaria, our Senior Vice President-Chief Financial Officer. The proposing shareholder should also include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long).

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Shareholder Communications with the Board of Directors

Every effort is made to ensure that the Board of Directors or individual directors, as applicable, hear the views of shareholders and that appropriate responses are provided to shareholders in a timely manner. Any matter intended for the Board of Directors, or for any individual member or members of the Board of Directors, should be directed to Edward J. DiMaria, our Senior Vice President-Chief Financial Officer, with a request to forward the matter to the intended recipient. All such communications will be forwarded unopened.

Director Attendance at Annual Meeting of Shareholders

We encourage all incumbent directors, as well as all nominees for election as director, to attend the Annual Meeting of Shareholders. All of our incumbent directors attended our Annual Meeting in June 2008.

Codes of Conduct and Ethics

We have adopted the Bankrate, Inc. Code of Business Conduct applicable to all officers, directors and employees, and the Bankrate, Inc. Finance Code of Professional Conduct, applicable to our Chief Executive Officer, Chief Financial Officer, Controller and other finance organization employees. Both the Code of Conduct and the Finance Code of Ethics are publicly available on our web site at http://www.bankrate.com.

Review and Approval of Transactions with Related Persons

The Audit Committee of the Board of Directors, pursuant to its written charter, is charged with the responsibility of reviewing and approving any related person transactions, including those required to be disclosed as a “related person” transaction under applicable federal securities laws. On an annual basis, each director and executive officer is required to complete a questionnaire that requires disclosure of any transactions the director or executive officer, or their immediate family members or associates, may have with us in which the director or executive officer, or their immediate family members or associates, has a direct or indirect material interest. The Audit Committee considers the responses in the questionnaires and other information regarding potential relationships between us and the directors and executive officers. No transaction requiring disclosure under applicable federal securities laws occurred during fiscal year 2008 that was submitted to the Audit Committee for approval as a “related person” transaction.

Compensation Committee Interlocks and Insider Participation

The following non-employee directors were the members of the Compensation Committee of the Board of Directors during 2008: Robert O’Block (Chairman) and Randall E. Poliner. None of the members of the Compensation Committee is an executive officer of a public company of which a Bankrate executive officer is a director.

Retention Policy

We have established a policy for our executive officers regarding the retention of shares purchased upon exercise of any new stock option grants or received upon the vesting of any new restricted stock or earn-out performance shares. Each executive officer is required to retain at least 25% of any shares remaining after payment of the option exercise price and taxes owed at the exercise of options, vesting of restricted stock, or earn-out performance shares, up to the maximum value of 100% of the executive officer’s base salary described above.

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EXECUTIVE OFFICERS

The names, ages, and current positions of our executive officers as of the record date are listed in the table below. Executive officers are elected annually by the Board of Directors at its meeting following the Annual Meeting of Shareholders to serve for a one-year term and until their successors are elected and qualified. There are no family relationships among the executive officers nor is there any agreement or understanding between any officer and any other person pursuant to which the officer was elected. Mr. Evans serves as a director and an executive officer. For information pertaining to Mr. Evans’s business experience, see “Election of Directors.”

Name	Age	Position
Thomas R. Evans	54	President, Chief Executive Officer and Director
Robert J. DeFranco	52	Senior Vice President-Finance
Edward J. DiMaria	43	Senior Vice President-Chief Financial Officer
Daniel P. Hoogterp	49	Senior Vice President-Chief Technology Officer
Steven L. Horowitz	37	Senior Vice President-General Manager of Online Properties
Michael Ricciardelli	37	Senior Vice President-Business Development & Consumer Marketing
Donaldson M. Ross	45	Senior Vice President-Chief Revenue Officer
Bruce J. Zanca	48	Senior Vice President-Chief Communications/Marketing Officer

Robert J. DeFranco. Mr. DeFranco has served as our Senior Vice President-Finance since April 2006. Prior to that, he served as our Senior Vice President and Chief Financial Officer since September 2000, and as Vice President-Finance and Chief Accounting Officer from March 1999. From 1986 to 1999, he held various positions in corporate accounting and finance for companies including Ocwen Financial Corporation (as Director of Finance from January 1998 through March 1999), SunTrust Banks, Inc. (as Vice President-Financial Reporting from February 1995 through December 1997), Ryder System, Inc. and Southeast Banking Corporation. From 1978 to 1986, he was a member of the commercial audit division of Arthur Andersen & Co., Miami, Florida. Mr. DeFranco is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. Mr. DeFranco received a Bachelor of Science degree with a major in Accounting from Florida State University in 1978.

Edward J. DiMaria. Mr. DiMaria has served as our Senior Vice President and Chief Financial Officer since April 2006. From February 2006 until April 2006, he served as our consultant, assisting us with our finance and accounting functions. Prior to that, Mr. DiMaria was an independent consultant for various clients on numerous matters, including private equity transactions, mergers and acquisitions, and other corporate finance projects. From August 2000 to August 2002, Mr. DiMaria was the Chief Financial Officer of Official Payments Corporation. From August 1994 to August 2000, Mr. DiMaria was employed by Best Friends Pet Care, Inc., where his final position was Executive Vice President and Chief Financial Officer. Mr. DiMaria has also held finance and accounting positions with Business Express, Inc., Advanced Network & Services, Inc., and was a member of the commercial audit division of KPMG LLP. Mr. DiMaria is a Certified Public Accountant in the State of New York and received his Bachelor of Business Administration degree with a major in Public Accounting from Pace University in New York.

Daniel P. Hoogterp. Mr. Hoogterp has served as our Senior Vice President and Chief Technology Officer since May 2005. From November 2002 until May 2005, he served as Chief Executive Officer of TQuist, LLC, a technology consulting company. From February 2001 to September 2002, Mr. Hoogterp served as Executive Vice President and Chief Technology Officer of Enamics, Inc., a company specializing in business technology management. From July 1999 to February 2001, he served as Senior Vice President and Chief Technology Officer of Sagemaker, Inc., a provider of enterprise information portals. From March 1991 to July 1999, he served as Chief Executive Officer of Retrieval Technologies, Inc. Mr. Hoogterp received a Post-Graduate Certificate in Business from Heriott-Watt University’s Edinburgh Business School in Scotland in 2004.

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Steven L. Horowitz. Mr. Horowitz has served as Senior Vice President—General Manager of Online Properties since May 2007. Mr. Horowitz joined us as our Vice President and Publisher in October 2004. From 2002 to 2004, Mr. Horowitz served in various positions at America Online (Time Warner), most recently as Vice President eCommerce Classifieds. From 1998 to 2002, he held Director and Senior Manager positions with Yahoo! and GeoCities, Inc. specializing in business and sales strategy for classifieds and local properties. Additionally, Mr. Horowitz served as Associate Director of Internet Marketing for BMG Music Club at BMG Direct, Bertelsmann (1998), Director of Internet Venues at a start-up entertainment Web site (1996 to 1997) and Online Publicist for Turner Entertainment Group at Turner Broadcasting Systems, Inc. (1995 to 1996). Mr. Horowitz received a Bachelor of Arts degree with a major in English from the State University of New York at Oswego in 1993.

Michael Ricciardelli. Mr. Ricciardelli has served as Senior Vice President—Business Development & Consumer Marketing since May 2007 having joined Bankrate in September 2006. Prior to joining Bankrate, he was Vice President—Marketing & Media Sales at Apartments.com/Classified Ventures where he managed all marketing functions and online advertising sales efforts. From 1999 to 2003, he was Co-Founder & Vice President of Strategic Development for Insurance.com—venture funded by Fidelity Capital and sold in 2003 to Comparison Market. Earlier in his career, Mr. Ricciardelli also held positions in strategy consulting and business development at Fidelity Investments, and financial analysis at Salomon Brothers.

Donaldson M. Ross. Mr. Ross has served as our Senior Vice President-Chief Revenue Officer since September 2006. From June 2001 until September 2006, Mr. Ross was Senior Vice President-Sales & Marketing for Harris Connect, a leader in affinity marketing for the directory, Internet and data services business in the education and association market place. From 2000 to 2001, he held an executive management position at zUniversity.com. From 1989 to 1998, Mr. Ross held various positions in media sales and sales management at U.S. News & World Report, where he rose to the position of Vice President of Advertising Sales. Mr. Ross received his Bachelor of Arts degree from Denison University and his Masters in Advertising and Marketing from Michigan State University.

Bruce J. Zanca. Mr. Zanca has served as our Senior Vice President—Chief Communications/Marketing Officer since July 2004. From January 2002 to June 2004, Mr. Zanca owned and operated a communications and marketing consulting practice. From September 1999 to December 2001, Mr. Zanca was Senior Vice President of Communications and Administration at Official Payments Corp., specializing in processing consumer credit card payments for government taxes, fees and fines. From August 1998 to June 1999 he served as Vice President—Corporate Communications at GeoCities, Inc., a community of personal Web sites on the Internet. From 1995 to 1998, Mr. Zanca was Vice President of Corporate Communications at U.S. News & World Report Magazine Group. From 1981 to 1992, Mr. Zanca was a press aide in the Reagan and Bush administrations. During the first Bush administration he was a White House Spokesman and deputy to Marlin Fitzwater.

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EXECUTIVE COMPENSATION

Compensation Committee Process and Procedures

Scope of Authority

The Compensation Committee, which is currently comprised of Messrs. O’Block (Chairman) and Poliner, has strategic and administrative responsibility for a broad range of issues, including reviewing, authorizing, and approving compensation to be paid to our executive officers and directors. During 2008, Mr. O’Block replaced Mr. Poliner as Chairman of the Compensation Committee. Since 2008, the Nominating Committee recommends to the Board those persons who should serve on the Compensation Committee. The Board makes the ultimate appointments. The Board has determined that each member of the Compensation Committee is an independent director.

The Compensation Committee’s policy is to review executive compensation, including incentive goals, at least annually. The Compensation Committee also periodically reviews benefits and perquisites, reviews and provides oversight of our compensation philosophy, and serves as the administrative committee for our equity-based plans.

Delegation of Authority

Generally, the Compensation Committee does not delegate its responsibilities to members of our management.

None of the members of the Compensation Committee is an executive officer of a public company of which one of our executive officers is a director.

Independent Consultants

To assist the Compensation Committee in the design of effective compensation programs, policies and practices, including developing a mix of cash and equity compensation and annual and long-term compensation that promotes our compensation objectives and that is competitive in the marketplace, the Compensation Committee retains a compensation consultant from time to time. In 2008, the Compensation Committee did not engage any independent consultants.

Management’s Role

The Compensation Committee meets regularly, at least five times throughout the year, and agendas for the meetings are typically established with input from the Committee’s Chairman, our Chief Executive Officer (“CEO”) and our Chief Financial Officer (“CFO”). The Compensation Committee may invite members of our management to attend its meetings, and at times, our CEO, CFO, or both, attended portions of the meetings of the Compensation Committee during 2008. The Compensation Committee on occasion meets with the management to obtain recommendations with respect to compensation programs for our executives and other employees. In addition, Mr. Evans is closely involved in assessing the performance of our executive officers (other than himself) and making recommendations to the Compensation Committee regarding base salary, bonus targets, performance measures, and equity compensation for these executive officers. Mr. Evans, however, is not present during voting or deliberations with respect to his own compensation.

The Compensation Committee conducts meetings regularly to consider, discuss and evaluate issues without the presence of any of our executive officers. Recommendations from management are considered by the Compensation Committee in setting compensation; however, the Compensation Committee independently develops and sets each of our executive officer’s compensation package and our overall compensation philosophy.

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Compensation Discussion and Analysis

Overview and Objectives

Our Board of Directors has delegated to its Compensation Committee overall responsibility for establishing the compensation programs for all executive officers, including our named executive officers. In this capacity, the Compensation Committee establishes, reviews and recommends to the Board of Directors compensation policy, approves compensation levels and performance goals, and evaluates executive officer performance against those objectives. Although this discussion and analysis refers principally to compensation for our named executive officers, the same compensation principles and practices generally apply to all of our executive officers.

The primary objective of our compensation program is the same objective that we have for our overall operations: to create long-term value for our shareholders. The Compensation Committee is responsible for establishing, reviewing and evaluating our compensation plans, policies and programs and for approving the total compensation package awarded to each of our executive officers, including the CEO. The Compensation Committee works directly with the CEO to ensure the compensation objectives are aligned with our mission and overall objectives and to provide a decision-making framework for use in formulating recommendations for each executive officer’s compensation.

The Compensation Committee’s overall objective is to establish a compensation policy that will (1) align the interests of executive officers with those of our long-term shareholders; (2) attract, retain and provide incentives to highly-qualified executive officers who drive our performance and help us achieve our business objectives; and (3) motivate executive officers to consistently deliver outstanding performance. In addition, our compensation program is intended to reward individual performance in a way that emphasizes strategic thinking necessary to create long-term value while balancing rewards for short-term increases in operating results. We compensate executive officers with a combination of salary and incentives designed to focus their efforts on maximizing both our near-term and long-term financial performance.

The Compensation Committee takes measure of the competitive market for senior executive officers by reviewing market compensation levels provided by comparable companies, although it does not benchmark compensation paid to our executive officers to specified levels of compensation paid to executive officers at the comparable companies. In 2007, a group of companies with a similar growth rate, performance, industry, competitive employment markets, track record, market positions and other factors was identified by the Compensation Committee. This and other market data are useful informational tools, which provides the Compensation Committee with a range of compensation paid in the market and various compensation package design alternatives in the market. Compensation levels are determined from an assortment of factors with competitive information being one of the factors considered. However, typically the most heavily weighted factor centers on our performance, which the Compensation Committee believes most closely aligns the interests of management and shareholders.

Our executive compensation packages are comprised primarily of base salary, incentive cash bonus program, and long-term equity incentive awards. The Compensation Committee believes that each element of the total compensation program serves an important function in achieving the overall objectives of our compensation program. The Compensation Committee strives to pay a base salary that is competitive within our industry to attract and retain top-level talent in a highly competitive market. The year-end cash bonuses that are paid under our incentive cash bonus program are designed to provide executive officers with strong incentive to achieve individual and Company financial and operational goals, all of which are intended to drive year over year growth in key performance metrics. Finally, the long-term equity awards granted to executive officers are designed to closely align the executive officers’ interests with those of our shareholders. In general, the Compensation Committee has emphasized long-term equity awards to align key executive officers’ interests with shareholder interests in the creation of wealth and incentive cash bonuses to drive near term and annual performance. On average, it is intended that our senior executive officers earn a significant portion of their annual cash and equity

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compensation from sources that are “at risk” year to year based on the results of operations. Each executive officer’s compensation package is designed to provide an appropriately weighted mix of these elements, which cumulatively provide a competitive level of compensation that motivates and provides incentives to executive officers to achieve objectives that are beneficial to our shareholders, to us, and to our management.

When setting compensation, the Compensation Committee sets an “overall” compensation target for each named executive officer. Each specific element of compensation is then set such that the overall compensation target is met while also maintaining our compensation philosophy that a significant portion of compensation is “at risk.”

Compensation Elements

Base Salary. Base salary levels for each of our executive officers, including the CEO, are generally set within a range of base salaries that the Compensation Committee believes are competitive and appropriate given our overall financial, operational, and strategic objectives and the qualifications and experience of the individual required for the job. In addition, the Compensation Committee will generally review our past financial performance and future expectations, as well as the performance of the executive officers and changes in the executive officers’ responsibilities. The annual base salary we have agreed to pay each executive is specified in his or her employment agreement with us, subject to adjustment by the Committee. Base salary is reviewed on an annual basis and decisions regarding base salary increases take into account the executive officer’s current base salary, the competitive marketplace, retention and other factors as described above. Our CEO is responsible for assessing the contributions and performance of each executive officer and reviewing his assessment with the Compensation Committee. The Compensation Committee reviews and assesses the performance of our CEO and also considers the recommendations the CEO provides regarding other executive officers. The Compensation Committee makes the final decision on all executive pay.

Incentive Cash Bonus. Our executive officers are hired to lead and grow our organization and as such we believe that a significant portion of our executive officer’s compensation should be tied to our overall performance. We maintain an incentive cash bonus program, which emphasizes pay-for-performance by providing our executive officers with the opportunity to receive bonuses only if we achieve or exceed certain corporate performance objectives.

Objective annual performance metrics and goals are established at the beginning of each fiscal year by the CEO in consultation with each executive officer and approved by the Board of Directors. Based on these performance objectives and the business plan and budget approved by the Board of Directors, the Compensation Committee establishes threshold minimum, target, and maximum financial performance goals, generally based on a factor of sustained growth in earnings before interest, taxes, depreciation, amortization and stock compensation expense, balanced for risk, for the purposes of paying incentive bonuses. For awards to be payable under the program, a minimum financial performance threshold must be achieved and higher amounts are payable if we meet or exceed the established target. The Compensation Committee determines incentive bonus financial performance goals taking into account various factors, including management’s assessment of the probability of achieving higher levels of financial performance within the fiscal year. We believe that disclosing these financial performance targets would cause us substantial competitive harm. Thus, we have elected, in accordance with SEC guidance, not to disclose the specific financial performance targets or 2009 results as this financial data is not publicly-disclosed and might provide competitive insights that could harm our business. Management and the Compensation Committee, however, did deem these financial performance targets as relatively difficult to achieve and our financial performance as very strong. Once these targets are set by the Compensation Committee, the Compensation Committee retains the discretion to adjust the targets to adjust for extraordinary corporate events such as an acquisition. In 2008, we adjusted the targets upwards as a result of the InsureMe acquisition in February 2008.

Amounts payable to each individual executive officer upon achievement of the incentive bonus financial performance goals are established based on the scope of the executive officer’s responsibilities, the executive officer’s continued dedication and service to us, and other competitive data compiled and reviewed by the

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Compensation Committee. Target bonus opportunities are established for our named executive officers in their employment agreements and by the Compensation Committee. The target bonus opportunities established in the employment agreements range from $110,000 to $250,000. In certain limited circumstances, the Compensation Committee may also pay a discretionary bonus to an executive officer for extraordinary individual achievement, service or dedication to us. Discretionary bonuses are evaluated and awarded by the Compensation Committee on a case by case basis and are heavily influenced by the circumstances giving rise to the award. Certain discretionary bonuses were paid in 2008; however, none of the executive officers were paid amounts in excess of their target bonus amounts.

Equity Incentive Awards. We use equity incentive awards to provide a stock-based incentive to improve our financial performance and to assist in the recruitment, retention and motivation of professional, managerial and other personnel. Equity incentive awards are also designed to align the interests of our executive officers with those of our shareholders by encouraging executive officers to enhance our value, the price of the Common Stock, and hence, the shareholders’ return over the long term. Historically, the Compensation Committee has used stock options to recognize these goals, but in 2007 the Compensation Committee also granted restricted stock awards.

The Compensation Committee has elected to grant a mix of options and restricted stock because each type of award serves a somewhat different purpose. With stock options, executives can realize value from increases in our stock price, thus aligning their interests with stockholder interests. Furthermore, if the stock price does increase, vesting over a three-year period helps to retain executives. On the other hand, if our stock price does not rise, then the options provide no value to executives. By contrast, while restricted stock’s value does depend on our stock price, time-vested restricted stock have some value regardless of whether our stock price increases or decreases. As a result, restricted stock helps retain executives during the three-year vesting schedule, regardless of whether our stock price increases or decreases. Restricted stock also has the benefit of causing less shareholder dilution than stock options and the compensation expense for both are roughly equivalent. Thus, while both types of awards link our executives’ pay to shareholder value, options are a particularly effective way to put significant value at risk in relation to increases in stockholder value, while restricted stock is particularly effective as a retention and ownership tool.

Stock Options

Generally, stock options are granted to executive officers from time to time based primarily upon the individual’s actual and potential contributions to us and our financial performance over the long term. The Compensation Committee approves stock option grants. Generally, options are awarded on the date of hire, however, the Compensation Committee retains discretion to award additional stock options to executive officers and other key employees at other times, including to reward exceptional performance, for retention purposes, upon accepting an expanded role and increased responsibility with us, or for other circumstances as recommended by the CEO or Compensation Committee. The performance of our executive officers is reviewed annually and, based on those reviews and our performance during the year, employees may be awarded additional stock options. The number of stock options awarded to an executive is determined by the Compensation Committee based on a number of factors, including the executive officer’s prior experience, their role and responsibilities with us, competitive retention and market data compiled and reviewed by the Compensation Committee, and performance and demonstrated leadership with us.

The exercise price of options grants is set at the closing price of our Common Stock on the date of grant. To date, with the exception of our CEO, stock option grants to executive officers generally vest ratably over four years following the date of grant, 1/4 on the first anniversary date, and the remaining 3/4 in monthly installments over three years beginning one year from the date of grant, and have a seven-year term. Our CEO, Thomas R. Evans, was granted 600,000 stock options on June 25, 2004, upon joining us. The options have a seven-year term, 200,000 options vested on July 1, 2005 and the remaining 400,000 vested on a monthly schedule pursuant to which Mr. Evans was fully vested on July 1, 2007. Mr. Evans was also granted 500,000 stock options on

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October 26, 2004. These options also have a seven-year term and all 500,000 shares vest five years from the grant date. Vesting accelerates if at any point during the term of the option, the fair market value of our Common Stock is at or above the following incremental thresholds for ninety consecutive trading days: $20.00 – 100,000 shares; $22.50 – 50,000 shares; $25.00 – 75,000 shares; $27.50 – 50,000 shares; $30.00 – 75,000 shares; $32.50 – 75,000 shares; $35.00 – 75,000 shares. Currently, all of the 500,000 stock options granted to Mr. Evans on October 26, 2004 have vested pursuant to these incremental thresholds.

Restricted Stock

Generally, restricted stock is granted to executive officers from time to time based primarily upon the individual’s actual and potential contributions to us and our financial performance over the long term. The Compensation Committee approves restricted stock grants. The number of shares of restricted stock awarded to an executive is determined by the Compensation Committee based on a number of factors, including the executive officer’s prior experience, their role and responsibilities with us, competitive retention and market data compiled and reviewed by the Compensation Committee, and performance and demonstrated leadership with us.

In April 2007, we awarded 200,000 shares of restricted common stock to certain executive officers under the Second Amended and Restated 1999 Equity Compensation Plan. The awards have an eight-year term and only vest if, at any point during the term of the award, the closing price of our Common Stock is at or above the following specific thresholds for ninety consecutive days; $44.00 – 25% of award shares vest; $50.00 – an additional 33% of award shares vest; $56.00 – the remaining 42% of award shares vest. Once the specific threshold has been satisfied, the applicable percentage of award shares vest as follows; one-third upon satisfying the incremental threshold; one-third on the first anniversary of satisfying the incremental threshold; and the remaining one-third on the second anniversary of satisfying the incremental threshold. The awards also vest on a change in control provided certain conditions are met.

In April 2008, the restricted stock award agreements were amended to provide for accelerated vesting for a portion of the shares. The Compensation Committee amended the vesting schedules due to the volatility of our stock price, and its effect on the ability for the restricted stock to vest. For Messrs. Horowitz, Ross and Hoogterp, 5,000 of their 25,000 share awards will vest as follows: 1,250 shares upon the earlier of (i) the date on which the $44 threshold is satisfied; or (ii) April 30, 2009; 1,650 shares upon the earlier of (i) the date on which the $50 threshold is satisfied; or (ii) April 30, 2009; and 2,100 shares upon the earlier of (i) the date on which the $56 threshold is satisfied; or (ii) April 30, 2009. For Mr. DiMaria, 10,000 of his 50,000 share award will vest as follows: 2,500 shares upon the earlier of (i) the date on which the $44 threshold is satisfied; or (ii) April 30, 2009; 3,300 shares upon the earlier of (i) the date on which the $50 threshold is satisfied; or (ii) April 30, 2009; and 4,200 shares upon the earlier of (i) the date on which the $56 threshold is satisfied; or (ii) April 30, 2009.

In February 2009, the restricted stock award agreements were again amended to provide for accelerated vesting for the remaining shares. The Compensation Committee amended the vesting schedules based on the increased impact on the volatility of our stock resulting from the market turmoil in the global and U.S. economies and the effects on the financial services industries and the ability for the restricted stock to vest. For Messrs. Horowitz, Ross and Hoogterp, the remaining 20,000 share awards will vest as follows: 5,000 shares upon the earlier of (i) the date on which the $44 threshold is satisfied; or (ii) April 30, 2009; 5,000 shares upon the earlier of (i) the date on which the $50 threshold is satisfied; or (ii) April 30, 2010; 5,000 shares upon the earlier of (i) the date on which the $56 threshold is satisfied; or (ii) April 30, 2011; and 5,000 shares upon the earlier of (i) the date on which the $56 threshold is satisfied; or (ii) April 30, 2012. For Mr. DiMaria, the remaining 40,000 share awards will vest as follows: 10,000 shares upon the earlier of (i) the date on which the $44 threshold is satisfied; or (ii) April 30, 2009; 10,000 shares upon the earlier of (i) the date on which the $50 threshold is satisfied; or (ii) April 30, 2010; 10,000 shares upon the earlier of (i) the date on which the $56 threshold is satisfied; or (ii) April 30, 2011; and 10,000 shares upon the earlier of (i) the date on which the $56 threshold is satisfied; or (ii) April 30, 2012.

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In February 2009, we awarded 110,000 shares of restricted stock to certain executives, including our CEO, Thomas R. Evans, under the 2008 Equity Compensation Plan. The awards have a seven-year term and vest as follows: 29,792 on February 11, 2010; 27,500 shares on February 11, 2011 and 2012; and 25,208 shares on February 11, 2013. The awards also vest on a change in control provided certain conditions are met. Additionally, in February 2009, we awarded 17,503 shares of restricted stock to certain executive officers under the 2008 Equity Compensation Plan. The awards have a seven-year term and vest as follows: 6,321 shares on February 11, 2010; 5,834 shares on February 11, 2011; and 5,348 shares on February 11, 2012. These awards also vest on a change in control provided certain conditions are met.

Other Benefits. We maintain certain broad-based benefit plans in which our employees, including our executive officers, are entitled to participate. These plans include health and life insurance and a qualified 401(k) savings plan. We make a matching contribution equal to 3% for the qualified 401(k) savings plan, subject to Internal Revenue Code limitations.

Perquisites. We provide a limited number of perquisites consistent with comparable companies the aggregate of which did not exceed $10,000 for each named executive officer. The level of perquisites does not factor into decisions on total compensation.

2008 Executive Compensation

The specific compensation decisions made for each of our executive officers in 2008 reflect our overall compensation objectives described above, as well as our 2008 performance.

Base Salary. The Compensation Committee conducted its annual review and evaluation of the compensation levels of the executive team. Our CEO, Mr. Evans, received an increase in his base salary of $25,000, from $425,000 to $450,000, as a result of the Compensation Committee’s review of our performance as well as external market factors. Mr. Evans is considered a highly qualified CEO with a proven track record of delivering solid performance. Mr. Evans continued retention with us is considered to be a critical component to our future success. Based on performance, external market, retention and other factors, Messrs. DiMaria, Horowitz, Ross and Hoogterp received raises of $100,000, $50,000, $50,000 and $15,000 in 2008, such that their base salaries in 2008 were increased to $350,000, $300,000, $300,000 and $230,000, respectively.

Incentive Cash Bonus. As described above, employment agreements with our executive officers establish their applicable target bonus opportunity. Under these agreements, the target bonus opportunities for each of Messrs. DiMaria, Horowitz, Ross and Hoogterp are $150,000, $150,000, $150,000 and $120,000, respectively. In addition, the Compensation Committee has established a target bonus of $250,000 for Mr. Evans. For new executive officers, we typically follow a policy of pro rating the earned bonus during the initial year of employment based on the time worked during that fiscal year. The target bonus for our chief executive officer, Mr. Evans, must be maintained at or above $100,000. During 2008, we achieved a level of performance below the threshold financial performance objective as reviewed and approved by the Compensation Committee, and bonuses were awarded on a discretionary basis. Accordingly, in 2008, Messrs. Evans, DiMaria, Horowitz, Ross and Hoogterp received the following discretionary bonus payments: Mr. Evans received $218,000 which represents 48.44% of his 2008 salary; Messrs. DiMaria received $125,000 which represents 35.71% of his 2008 salary; Messrs. Horowitz and Ross each received $137,000, which represents 45.67% of their 2008 salaries; and Mr. Hoogterp received $110,000, which represents 47.83% of his 2008 salary.

Restricted Stock. See “Restricted Stock” above for a discussion of the modification of the restricted common stock awards granted in April 2007. No restricted stock awards were granted in 2008.

Bankrate, Inc. Notice of Annual Meeting and Proxy Statement     19

Employment Agreements

We have entered into employment agreements with each of our named executive officers in order to secure their continued service and dedication. These agreements generally establish minimum salary commitments and target bonus opportunities. The agreements also restrict the executive officer’s ability to engage in or perform any activities that are competitive to our business or to solicit our employees away from our service while we employ the executive and for a period of one year thereafter. Our termination payments are generally structured such that the executive is entitled to one year’s or six months’ base salary at the time of termination if the executive is terminated by us without cause or if the executive terminates the agreement with cause. The termination benefits that each executive officer is entitled to receive are more fully described in “Potential Payments upon Termination or Change of Control” below.

Tax Deductibility of Compensation

Limitations on the deductibility of compensation may occur under Section 162(m) of the Internal Revenue Code of 1986, which generally limits a publicly held corporation’s tax deduction for compensation paid to each of its chief executive officer and next four most highly compensated executive officers to $1 million in any year. In addition, Section 162(m) specifically exempts certain performance-based compensation from the deduction limit. The annual salary, cash incentive bonus and equity compensation we generally pay to our executive officers do not exceed this limit. The Compensation Committee’s intent is to design compensation packages that are deductible without limitation, where doing so will further the purposes of our executive compensation program. However, the Compensation Committee will take into consideration various other factors, together with Section 162(m) consideration, in making executive compensation decisions and could, in certain circumstances, approve and authorize compensation that is not fully tax deductible.

Equity Grant Practices

Annual equity awards, as described above, are generally made at the January meeting of the Compensation Committee. The date of this meeting is typically chosen three months in advance, and therefore awards are not coordinated with the release of material non-public information.

Compensation Committee Report on Executive Compensation

We, as a Compensation Committee, have reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K included in this Proxy Statement. Based on that review and discussion, we have recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Robert P. O’Block, Chairman

Randall E. Poliner

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, or the Exchange Act, and shall not otherwise be deemed filed under these acts.

20    Bankrate, Inc. Notice of Annual Meeting and Proxy Statement

INFORMATION ABOUT EXECUTIVE COMPENSATION

Summary Compensation Table for 2008

The following table shows the compensation of each individual who served at anytime during 2008 as our principal executive officer and our principal financial officer. We have also included our three other most highly compensated officers who were serving as executive officers as of December 31, 2008 (other than the principal executive and principal financial officers). We refer to the individuals named in the table below as “named executive officers.”

(a) Name and Principal Position	(b) Year	(c) Salary	(d) Bonus(1)	(e) Stock Awards(2)		(f) Option Awards(2)(5)		(g) Non-Equity Incentive Plan Compen- sation(3) $		(i) All Other Compen- sation(4)	(j) Total
Thomas R. Evans President, Chief Executive Officer and Director	2008 2007 2006	$450,000 425,000 365,385	$218,000 — —	$	— — —	$	— 801,176 2,591,180	$	— 243,041 169,000	$16,587 14,152 16,977	$684,587 1,483,369 3,142,542
Edward J. DiMaria Senior Vice President-Chief Financial Officer	2008 2007 2006	350,000 251,000 165,000	125,000 — 50,000		789,432 589,835 —		1,005,951 1,003,203 740,981		— 202,534 121,875	23,952 18,799 37,890	2,294,335 2,115,371 1,115,746
Steven L. Horowitz Senior Vice President-General Manager of Online Properties	2008 2007 2006	300,000 251,000 210,000	137,000 — —		395,979 294,917 —		300,828 286,324 252,098		— 202,534 156,000	16,137 11,535 15,505	1,100,280 1,046,310 633,603
Donaldson M. Ross Senior Vice President-Chief Revenue Officer	2008 2007 2006	300,000 251,000 210,000	137,000 — —		395,979 294,917 —		962,339 707,781 211,622		— 202,534 143,000	0,354 16,320 17,365	1,815,672 1,472,552 581,987
Daniel P. Hoogterp Senior Vice President-Chief Technology Officer	2008	230,000	110,000		395,979		300,828		—	22,726	1,059,533

(1)	The amounts in column (d) for 2008 represent the dollar amounts of discretionary bonuses approved by the Compensation Committee in lieu of payments under the Incentive Cash Bonus program, or “ICB”, the detail of which are further explained on page 21. The amount in column (d) in 2006 for Mr. DiMaria represents the dollar value of a discretionary bonus of $50,000, which was approved by the Compensation Committee and awarded to Mr. DiMaria in 2007 for the leadership, performance and dedication he displayed after joining us in 2006.
(2)	The amounts in columns (e) and (f) reflect the dollar amounts recognized for financial statement reporting purposes for the respective fiscal year, in accordance with SFAS 123R, and, thus, may include amounts related to awards granted prior to the year that such awards are reported in the table. Awards are discussed in further detail on page 15 under the heading “Equity Incentive Awards.” Assumptions used in the calculation of these amounts are included in footnote 3 to our audited consolidated financial statements for the fiscal year ended December 31, 2008, which is included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2008.
(3)	The amounts in column (g) reflect the cash awards to the named individuals under the ICB.
(4)	The amount shown in column (i) includes for each named executive officer: amounts paid for Exec-U-Care supplemental healthcare benefit program, 401(k) company matches, and certain company-paid commuting expenses. In addition, for Mr. DiMaria, the amount in column (i) in 2006 includes consulting fees of $35,900, which we paid to Mr. DiMaria before he joined us as Senior Vice President-Chief Financial Officer.
(5)	As discussed in note (2) above, these amounts reflect amounts recognized for financial reporting purposes in accordance with SFAS 123R. They are not necessarily indicative of the current benefits the executive would receive, if any, upon exercise.

Employment Agreements

On June 21, 2004, we entered into an employment agreement with Thomas R. Evans, our President and Chief Executive Officer. Under the terms of the employment agreement, Mr. Evans is entitled to receive an annual base salary as stipulated in the employment agreement and an annual bonus contingent on achieving certain performance criteria. Under the terms of the employment agreement, Mr. Evans agrees to assign to us all of his copyrights, trade secrets and patent rights that relate to our business. Additionally, during the term of his employment and for a period of one year thereafter, Mr. Evans agrees not to compete with us and not to recruit any of our employees. Upon Mr. Evans’s termination of employment for certain reasons (i.e., without cause or

Bankrate, Inc. Notice of Annual Meeting and Proxy Statement     21

resignation for good reason), we have agreed to pay a separation payment equal to one year’s base salary at the then-current rate payable in three equal installments; one-third payable 15 days after the termination date; one-third payable six months after the termination date; and one-third payable 12 months from the termination date. Mr. Evans was also granted options to purchase 600,000 shares of our common stock at $8.46, the fair market value on the date of grant. The options have a seven year term and vest as follows: 200,000 shares on July 1, 2005; and 16,666.667 shares on the first day of each month beginning August 1, 2005 and ending July 1, 2007. On October 26, 2004, Mr. Evans was granted options to purchase 500,000 shares of our common stock at $10.01, the fair market value on the date of grant. The options have a seven year term and vest as to all 500,000 shares five years from the date of grant. Vesting accelerates if, at any point during the term of the option, the fair market value of the our common stock is at or above the following incremental thresholds for ninety consecutive trading days; $20.00 – 100,000 shares; $22.50 – 50,000 shares; $25.00 – 75,000 shares; $27.50 – 50,000 shares; $30.00 – 75,000 shares; $32.50 – 75,000 shares; $35.00 – 75,000 shares.

On October 4, 2004, we entered into an employment agreement with Steven L. Horowitz, our Senior Vice President-General Manager of Online Properties. Under the terms of the employment agreement, Mr. Horowitz is entitled to receive an annual base salary as stipulated in the employment agreement and an annual bonus contingent on achieving certain performance criteria. Under the terms of the employment agreement, Mr. Horowitz agrees to assign to us all of his copyrights, trade secrets and patent rights that relate to the our business. Additionally, during the term of his employment and for a period of one year thereafter, Mr. Horowitz agrees not to compete with us and not to recruit any of our employees. Upon Mr. Horowitz’ termination of employment without cause, we have agreed to pay a separation payment equal to six months’ base salary at the then-current rate payable in three equal installments; one-third payable 15 days after the termination date; one-third payable three months after the termination date; and one-third payable six months from the termination date. Mr. Horowitz was also granted options to purchase 100,000 shares of our common stock at $10.30, the fair market value on the date of grant. The options have a seven year term and are fully vested.

On May 31, 2005, we entered into an employment agreement with Daniel P. Hoogterp, our Senior Vice President-Chief Technology Officer. Under the terms of the employment agreement, Mr. Hoogterp is entitled to receive an annual base salary as stipulated in the employment agreement, an annual bonus contingent on achieving certain performance criteria. Under the terms of the employment agreement, Mr. Hoogterp agrees to assign to us all of his copyrights, trade secrets and patent rights that relate to our business. Additionally, during the term of his employment and for a period of six months thereafter, Mr. Hoogterp agrees not to compete with us and not to recruit any of our employees. Upon Mr. Hoogterp’s termination of employment without cause, we have agreed to pay a separation payment equal to one year’s base salary at the then-current rate payable in three equal installments; one-third payable 15 days after the termination date; one-third payable six months after the termination date; and one-third payable 12 months from the termination date. Mr. Hoogterp was also granted options to purchase 80,000 shares of our common stock at $18.26, the fair market value on the date of grant. The options have a seven-year term and vest as follows: 20,000 shares on May 31, 2006; and 1,667 shares on the first day of each month beginning June 1, 2006 and ending May 31, 2009.

On April 3, 2006, we entered into an employment agreement with Edward J. DiMaria, our Senior Vice President-Chief Financial Officer. Under the terms of the employment agreement, Mr. DiMaria is entitled to receive an annual base salary as stipulated in the employment agreement, an annual bonus contingent on achieving certain performance criteria. Under the terms of the employment agreement, Mr. DiMaria agrees to assign to us all of his copyrights, trade secrets and patent rights that relate to our business. Additionally, during the term of his employment and for a period of six months thereafter, Mr. DiMaria agrees not to compete with us and not to recruit any of our employees. Upon Mr. DiMaria’s termination of employment without cause, we have agreed to pay a separation payment equal to one year’s base salary at the then-current rate payable in three equal installments; one-third payable 15 days after the termination date; one-third payable six months after the termination date; and one-third payable 12 months from the termination date. Mr. DiMaria was also granted

22    Bankrate, Inc. Notice of Annual Meeting and Proxy Statement

options to purchase 150,000 shares of our common stock at $42.33, the fair market value on the date of grant. The options have a seven-year term and vest as follows: 37,500 shares on April 3, 2007; and 3,125 shares on the first day of each month beginning May 1, 2007 and ending April 3, 2010.

On September 11, 2006, we entered into an employment agreement with Donaldson M. Ross, our Senior Vice President-Chief Revenue Officer. Under the terms of the employment agreement, Mr. Ross is entitled to receive an annual base salary as stipulated in the employment agreement and an annual bonus contingent on achieving certain performance criteria. Under the terms of the employment agreement, Mr. Ross agrees to assign to us all of his copyrights, trade secrets and patent rights that relate to our business. Additionally, during the term of his employment and for a period of twelve months thereafter, Mr. Ross agrees not to compete with us and not to recruit any of our employees. Upon Mr. Ross’s termination of employment without cause, we agree to pay a separation payment equal to one year’s base salary at the then-current rate payable in three equal installments; one-third payable 15 days after the termination date; one-third payable six months after the termination date; and one-third payable twelve months from the termination date. Mr. Ross was also granted options to purchase 100,000 shares of our common stock at $29.31, the fair market value on the date of grant. The options have a seven-year term and vest as follows: 25,000 shares on September 11, 2007; and 2,083.33 shares on the first day of each month beginning October 1, 2007 and ending September 11, 2010

Grants of Plan-Based Awards in 2008

The following table provides information concerning plan-based compensation granted to the named executive officers under any plan.

(a) Name	Award Type	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
		(c) Threshold $	(d) Target $	(e) Maximum $
Thomas R. Evans	ICB	$125,000	$250,000	$500,000
Edward J. DiMaria	ICB	75,000	150,000	300,000
Steven L. Horowitz	ICB	75,000	150,000	300,000
Donaldson M. Ross	ICB	75,000	150,000	300,000
Daniel P. Hoogterp	ICB	60,000	120,000	240,000

(1)	The amounts shown in column (c) reflect the minimum payment level under our incentive cash bonus program. The amount shown in column (e) is 200% of the target amount. The Compensation Committee determines these amounts annually. The business measurements, performance goals, and criteria for determining payout are discussed in the Compensation Discussion & Analysis beginning on page 15.

Bankrate, Inc. Notice of Annual Meeting and Proxy Statement     23

Outstanding Equity Awards at December 31, 2008

The following table provides information concerning unexercised options and vested shares of restricted stock as of December 31, 2008 for each named executive officer.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options(1)		Option Exercisable Price $	Option Expiration Date	Number of Shares or Units that Have Not Vested(2) #	Market Value of Shares or Units of Stock that Have Not Vested $
Name	Exercisable #	Unexercisable #
Thomas R. Evans	600,000	—	$8.46	6/25/2011	—	—
	280,000	—	10.01	10/26/2011
Edward J. DiMaria	80,000	50,000	42.33	4/3/2013	—	—
	—	—	—	—	50,000	1,900,000
Steven L. Horowitz	32,500	—	10.30	10/25/2011	—	—
	8,854	3,646	35.75	2/7/2013
	—	—	—	—	25,000	950,000
Donaldson M. Ross	41,250	43,750	29.31	9/11/2013	—	—
	32,500	32,500	37.63	12/21/2013	—	—
	—	—	—	—	25,000	950,000
Daniel P. Hoogterp	16,666	8,334	18.26	5/31/2012	—	—
	—	—	—	—	25,000	950,000

(1)	All stock options other than those issued to Mr. Evans have a seven year term and vest ratably over four years following the date of grant, 1/4 on the first anniversary date, and the remaining 3/4 in monthly installments over three years beginning one year from the date of grant. Mr. Evans was granted 600,000 stock options with a seven year term on June 25, 2004, of which 200,000 options vested on July 1, 2005 and the remaining 400,000 vested on a monthly schedule pursuant to which Mr. Evans was fully vested on July 1, 2007. Mr. Evans was also granted 500,000 stock options with a seven year term on October 26, 2004, all of which vest five years from the grant date. Vesting accelerated if at any point during the term of the option, the fair market value of our Common Stock met certain thresholds for ninety consecutive trading days. All of the 500,000 stock options granted to Mr. Evans on October 26, 2004 have vested pursuant to these incremental thresholds.
(2)

The restricted stock awards have an eight-year term. At December 31, 2008, prior to the amendment to the terms of the restricted stock awards discussed under “Restricted Stock” on page 17, the shares of restricted stock would only vest if, at any point during the term of the award, the closing price of our Common Stock is at or above the following specific thresholds for ninety consecutive days; $44.00 – 25% of award shares vest; $50.00 – an additional 33% of award shares vest; $56.00 – the remaining 42% of award shares vest. Once the specific threshold was satisfied, the applicable percentage of award shares would vest as follows; one-third upon satisfying the incremental threshold; one-third on the first anniversary of satisfying the incremental threshold; and the remaining one-third on the second anniversary of satisfying the incremental threshold. The awards also vest on a change in control provided certain conditions are met. In February 2009, the restricted stock award agreements were again amended to provide for accelerated vesting for remaining shares. The Compensation Committee amended the vesting schedules based on the increased impact on the volatility of our stock resulting from the market turmoil in the global and U.S. economies and the effects on the financial services industries and the ability for the restricted stock to vest. For Messrs. Horowitz, Ross and Hoogterp, the remaining 20,000 share awards will vest as follows: 5,000 shares upon the earlier of (i) the date on which the $44 threshold is satisfied; or (ii) April 30, 2009; 5,000 shares upon the earlier of (i) the date on which the $50 threshold is satisfied; or (ii) April 30, 2010; 5,000 shares upon the earlier of (i) the date on which the $56 threshold is satisfied; or (ii) April 30, 2011; and 5,000 shares

24    Bankrate, Inc. Notice of Annual Meeting and Proxy Statement

upon the earlier of (i) the date on which the $56 threshold is satisfied; or (ii) April 30, 2012. For Mr. DiMaria, the remaining 40,000 share awards will vest as follows: 10,000 shares upon the earlier of (i) the date on which the $44 threshold is satisfied; or (ii) April 30, 2009; 10,000 shares upon the earlier of (i) the date on which the $50 threshold is satisfied; or (ii) April 30, 2010; 10,000 shares upon the earlier of (i) the date on which the $56 threshold is satisfied; or (ii) April 30, 2011; and 10,000 shares upon the earlier of (i) the date on which the $56 threshold is satisfied; or (ii) April 30, 2012.

Option Exercises for 2008

The following table provides information concerning each exercise of stock options during the year ended December 31, 2008 for each named executive officer.

Name	Number of Shares Acquired on Exercise #	Value Realized on Exercise $
Thomas R. Evans	—	$—
Edward J. DiMaria	—	—
Steven L. Horowitz	—	—
Donaldson M. Ross	—	—
Daniel P. Hoogterp	10,000	162,900

Potential Payments upon Termination or Change of Control

Payments upon Termination without Cause or Resignation for Good Reason

Pursuant to the employment agreements with Messrs. Evans, DiMaria, Horowitz, Ross and Hoogterp, in the event that we terminate the employment of any of these executive officers without “cause”, or, in the case of Mr. Evans, if he resigns for “good reason,” the executive officer would be entitled to an accrued bonus through the effective date of the termination, payable within fifteen (15) days of the effective termination date, and we must pay a separation payment equal to one year’s base salary, or in the case of Mr. Horowitz six months’ base salary, at the then-current rate payable in three equal installments; one-third payable 15 days after the termination date; one-third payable six months (three months for Mr. Horowitz) after the termination date; and one-third payable 12 months (six months for Mr. Horowitz) from the termination date. For these purposes, the term “cause” generally means, the executive officers’ (i) material breach of his or her employment agreement; (ii) dishonesty or fraud; (iii) willful or negligent insubordination; (iv) conviction of, or guilty plea to, a felony or crime involving moral turpitude; or (v) resignation. Termination without “cause” generally means any termination other than for “cause” and other than in the event of death or a mental or physical disability, which prevents the executive from performing his or her duties for an extended period of time. For the purposes of Mr. Evans’s employment agreement, the term “good reason” generally means a reduction in his title, duties or responsibilities; his relocation; the failure of any successor to assume his employment agreement; our breach of the agreement; and our failure to allow him to participate in employee benefit plans generally available to executive officers.

Assuming the employment of Messrs. Evans, DiMaria, Horowitz, Ross, and Hoogterp had been terminated without “cause” by us effective December 31, 2008, they would have been entitled to the following payments in addition to accrued amounts owed to them for prior service:

Name	Cash(1)
Thomas R. Evans	$668,000
Edward J. DiMaria	475,000
Steven L. Horowitz	437,000
Donaldson M. Ross	437,000
Daniel P. Hoogterp	340,000

Bankrate, Inc. Notice of Annual Meeting and Proxy Statement     25

(1)	Cash payment amounts are based on the following components:

•	base pay using current salary; and

•	an accrued annual cash bonus, calculated based on the targets established by the Compensation Committee at the beginning of each fiscal year, as discussed in the Compensation Discussion and Analysis.

Payments Upon Termination for Cause, Resignation, Death or Disability

Pursuant to employment agreements entered into with Messrs. Evans, DiMaria, Horowitz, Ross and Hoogterp, in the event of a termination with “cause” or resignation, death or disability, each executive officer would be entitled to any accrued bonus through the effective date of the termination, payable within fifteen (15) days of the effective termination date.

Payments Upon a Change of Control

Under the terms of our 2008 Stock Option Plan, 1997 Equity Compensation Plan, and our Second Amended and Restated 1999 Equity Compensation Plan, unless the Board of Directors determines otherwise, all outstanding stock options and restricted stock awards automatically accelerate and become immediately exercisable and vested upon a change of control. Upon a change of control in which we are not the surviving corporation, any stock options and restricted stock awards not exercised or vested must be assumed by, or replaced with comparable equity securities by, the surviving corporation. Assuming a change of control had occurred on December 31, 2008 and the executive officers exercised the full amount of their awards, the cash value of the accelerated awards for each of the executive officers would have been as follows:

Name	Value of Accelerated Equity Awards(1)(2)
Thomas R. Evans	$—
Edward J. DiMaria	1,900,000
Steven L. Horowitz	958,204
Donaldson M. Ross	1,342,213
Daniel P. Hoogterp	1,114,513

(1)	Assumes a stock price of $38.00, which was the closing price of our common stock on December 31, 2008, the last trading day of the year.
(2)	For options, the value of accelerated equity awards is calculated by multiplying the difference between the closing price of our common stock on December 31, 2008 and the exercise price of the option by the number of options accelerated. For restricted stock awards, the value of the accelerated equity awards in the fair market value of the stock as of December 31, 2008.

Under the terms of the equity incentive plans, a “change of control” shall be deemed to have occurred if: (a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than a person who is our shareholder as of the effective date of the Plan) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of our securities representing more than 50% of the voting power of our then outstanding securities; or (b) our shareholders approve (or, if shareholder approval is not required, the Board of Directors approves) an agreement providing for (i) our merger or consolidation with another entity, which results in our shareholders immediately prior to the merger or consolidation, not beneficially owning, immediately after the merger or consolidation, shares entitling them to cast more than 50% of all of the votes that the shareholders of the surviving entity would be entitled in the election of directors, (ii) the sale or other disposition of all or substantially all of our assets, or (iii) our liquidation or dissolution.

26    Bankrate, Inc. Notice of Annual Meeting and Proxy Statement

Termination Following a Change of Control

None of our executive officers has a change of control agreement with us. However, pursuant to Mr. Evans’s employment agreement, any successor to all or substantially all of our business and/or assets that fails to assume his employment agreement, Mr. Evans would be permitted to resign for “good reason” (see “Payments upon Termination without Cause or Resignation for Good Reason”).

Restrictive Covenants

Pursuant to the employment agreements with Messrs. Evans, DiMaria, Horowitz, Ross and Hoogterp, each executive officer has agreed not to compete with us and not to recruit any of our employees during the term of his employment and for a period of one year thereafter. In addition, each executive officer has also agreed not to disclose any of our confidential information during the term of his employment and for a period of three years thereafter and not to disclose any of our trade secrets for so long as they remain trade secrets. In order to receive the benefits described above in “Payments upon Termination without Cause or Resignation for Good Reason,” the executive officers must comply with each of these restrictive covenants and must enter into a separation and release agreement with us releasing us from any and all liability and settling all claims of any kind. The waiver by either party of a breach of any provision of the relevant employment agreement by the other party, including the restrictive covenant provisions, does not operate and is not construed as a waiver of any subsequent breach.

Bankrate, Inc. Notice of Annual Meeting and Proxy Statement     27

COMPENSATION OF DIRECTORS

Annually, on the first business day of the year, each non-employee director receives an option to purchase 10,000 shares of our Common Stock at the fair market value on the date of grant. The stock options have a seven year term, and fully vest on the last business day of the year in which the option is granted. In addition, we pay the Audit Committee Chairman $25,000 in cash compensation. No other directors receive any cash compensation. We reimburse each director for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and any of its committees.

2008 Director Compensation Table

Name	Fees Earned or Paid in Cash $	Option Awards $ (1)	Total $
Peter C. Morse	$—	$198,392	$198,392
William C. Martin	—	198,392	198,392
Robert P. O’Block	—	198,392	198,392
Richard J. Pinola	25,000	198,392	198,392
Randall E. Poliner	—	198,392	198,392

(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the respective fiscal year, in accordance with SFAS 123R. Assumptions used in the calculation of these amounts are included in Note 3 to our audited consolidated financial statements for the fiscal year ended December 31, 2008, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2009. As all options vest in the year of grant, the amount reflected in this column reflects the full grant date fair value of the award. As of December 31, 2008, the stock options outstanding for each director (all of which are vested) are as follows: Mr. Morse – 75,000; Mr. Martin – 52,500; Mr. O’Block – 75,000; Mr. Pinola – 20,000; and Mr. Poliner – 75,000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and any persons who own more than 10% of our common stock to file reports with the SEC with respect to their ownership of common stock. Directors, executive officers and persons owning more than 10% of our common stock are required to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of such reports received by us and any written representations from reporting persons that no other reports were required of those persons, we believe that during 2008, all filing requirements applicable to our directors and executive officers were complied with in a timely manner.

28    Bankrate, Inc. Notice of Annual Meeting and Proxy Statement

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates under a written charter adopted by the Board of Directors and is published on the investor relations section of the Company’s Web site at www.bankrate.com. This report reviews the actions taken by the Audit Committee with regard to the Company’s financial reporting process during 2008 and particularly with regard to the Company’s audited consolidated financial statements as of December 31, 2008 and 2007 and for the three years ended December 31, 2008.

The Audit Committee selects the Company’s independent registered public accounting firm and meets with the Company’s independent registered public accounting firm to discuss the scope and review the results of the annual audit. The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee’s Charter. The Audit Committee met eight times during 2008.

All of the directors who serve on the Audit Committee are “independent” for purposes of the NASDAQ Global Select Market listing standards. That is, the Board of Directors has determined that none of the members of the Committee has any relationship to the Company that may interfere with his independence from the Company and its management.

The Audit Committee reviewed the Company’s 2008 financial statements and met with both management and Grant Thornton LLP, the Company’s independent registered public accounting firm for 2008, to discuss those financial statements. Management represented to us that the financial statements were prepared in conformity with accounting principles generally accepted in the United States of America. The Committee also received from and discussed the written disclosures and the letter from Grant Thornton LLP required by the Public Company Accounting Oversight Board, and has discussed with Grant Thornton LLP their independence. The Audit Committee also discussed with Grant Thornton LLP any matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Oversight Board in Rule 3200 T.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board of Directors approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Richard J. Pinola, Chairman

Robert P. O’Block

Randall E. Poliner

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under The Securities Act of 1933 or Exchange Act, and shall not otherwise be deemed filed under these Acts.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed the accounting form of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009. A proposal to ratify that appointment will be presented at the Annual Meeting. Representatives of Grant

Bankrate, Inc. Notice of Annual Meeting and Proxy Statement     29

Thornton LLP are expected to be present at the meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Shareholder ratification of the selection of Grant Thornton LLP as our independent public accountants is not required by our bylaws or other applicable legal requirement. However, the Board of Directors is submitting the selection of Grant Thornton LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our best interests and our shareholders’ best interests.

The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote on this matter at the Annual Meeting, whether in person or represented by proxy, will approve the proposal to ratify Grant Thornton as our independent auditors for the fiscal year ending December 31, 2009.

Change in Independent Registered Public Accounting Firm

On January 30, 2007, the Audit Committee of our Board of Directors determined to consider a change of our independent accountants and directed management to undertake a request for proposal from independent registered public accounting firms to serve as our auditor for fiscal 2007. We initiated this process on March 5, 2007. Seven large public accounting firms, including KPMG LLP, were asked to submit proposals.

On March 27, 2007, KPMG LLP notified the Audit Committee of our Board of Directors that KPMG LLP would not submit a proposal and declined to stand for re-election as principal accountants. KPMG LLP indicated it would complete its procedures regarding our unaudited condensed financial statements for the quarter ended March 31, 2007 and the Form 10-Q in which such financial statements would be included.

On April 12, 2007, the Audit Committee of our Board of Directors engaged Grant Thornton LLP to act as our principal accountant for the fiscal year ending December 31, 2007. Also on April 12, 2007, the Audit Committee of our Board of Directors notified KPMG LLP of its decision to have Grant Thornton complete the review of our interim financial statements as of March 31, 2007 and for the three-month period then ended. As such, the auditor-client relationship with KPMG LLP ceased on that date.

KPMG LLP’s audit report on our consolidated financial statements as of and for the year ended December 31, 2006 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: KPMG LLP’s report on our consolidated financial statements as of and of and for the year ended December 31, 2006, contained a separate paragraph stating that “As discussed in Note 2 to the consolidated financial statements, effective January 1, 2006, the Company changed its method of accounting for share-based compensation by adopting Statement of Financial Accounting Standards No. 123(R), Share-Based Payment.”

The audit report of KPMG LLP on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal year ended December 31, 2006 and the subsequent interim period through April 12, 2007, (i) there were no disagreements between us and KPMG LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the subject matter of the disagreement in its report on our consolidated financial statements, and (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

30    Bankrate, Inc. Notice of Annual Meeting and Proxy Statement

During the fiscal year ended December 31, 2006 and the subsequent interim period through April 12, 2007, neither we nor anyone acting on our behalf consulted Grant Thornton regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements; or (2) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” described in Item 304(a)(1)(v) of Regulation S-K.

The Board of Directors unanimously recommends a vote FOR the ratification of our appointment of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year.

Bankrate, Inc. Notice of Annual Meeting and Proxy Statement     31

AUDIT FEES AND RELATED MATTERS

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered and expenses of Grant Thornton LLP for the audits of our annual financial statements and the effectiveness of internal controls for the years ended December 31, 2008 and 2007, and fees billed for other services rendered and expenses of Grant Thornton LLP during 2008 and 2007.

Type of Fees	2008	2007
Audit Fees(1)	$773,089	$541,704
Audit-Related Fees(2)	55,568	35,438
Tax Fees(3)	52,924	48,147
All Other Fees	—	—

Total	$881,581	$625,289

(1)	Audit fees for 2008 and 2007 consist of professional services rendered for the annual audit of our financial statements and our internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 and reviews of interim financial statements included in our quarterly reports. The 2008 fees included additional work associated with our acquisitions.
(2)	Audit-related fees for 2008 and 2007 consist of fees paid to Grant Thornton LLP related to accounting consultations in connection with proposed or consummated acquisitions and consultation concerning financial accounting and reporting standards.
(3)	Tax fees for 2008 and 2007 consist of fees related to preparing the 2007 and 2006 U.S. corporate income and state income and franchise tax returns. There were no tax planning fees in 2008 or 2007.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee of the Board of Directors has implemented procedures under our Audit Committee Pre-Approval Policy for Audit and Non-Audit Services to ensure that all audit and permitted non-audit services provided to us are pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of an independent accountant for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before it may be provided by our independent accountant. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members when expedition of services is necessary.

All of the audit-related, tax and all other services provided by Grant Thornton LLP to us in 2008 were approved by the Audit Committee by means of specific pre-approvals or pursuant to the procedures contained in the Pre-Approval Policy. The Audit Committee has determined that all non-audit services provided by Grant Thornton LLP in 2008 were compatible with maintaining its independence in the conduct of its auditing functions.

32    Bankrate, Inc. Notice of Annual Meeting and Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information relating to the shares of common stock that may be issued under our stock-based incentive plans at December 31, 2008.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Securities Holders	3,023,610	$25.52	1,543,865
Equity Compensation Plans Not Approved by Securities Holders	—	—	—

Total	3,023,610	$25.52	1,543,865

SHAREHOLDER PROPOSALS

Rules of the SEC require that any proposal by a shareholder for consideration at the 2010 Annual Meeting of Shareholders must be received by us no later than January 2, 2010, if it is to be eligible for inclusion in the proxy materials for our 2010 Annual Meeting of Shareholders. Under these rules, we are not required to include shareholder proposals in our proxy materials unless certain other conditions specified in such rules are met.

In order for a shareholder to bring any other business or director nominations before an Annual Meeting of Shareholders, the shareholder must comply with certain conditions set forth in Article II, Sections 16 and 17, of our Amended and Restated Bylaws, including delivery of notice to us in sufficient time prior to the Annual Meeting of Shareholders. Pursuant to these provisions, notice of nomination or proposal must be received by us not later than 60 days prior to the 2010 Annual Meeting of Shareholders; provided, however, that in the event that less than 70 days notice or prior public disclosure of the date of the annual meeting is given to shareholders, notice must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

HOUSEHOLDING

If you and other persons in your household own shares of our Common Stock as the beneficial owner, your broker or bank may have given notice that your household will receive only one copy of our annual report and proxy statement. This practice is known as “householding.” Unless you responded to that notice that you did not wish to participate in householding, you would be deemed to have consented to participating, and only one copy of our annual report and Proxy Statement would be sent to your address (however, each shareholder would continue to receive a separate proxy card). This procedure reduces our printing costs and postage fees.

Any shareholder who wishes to receive his or her own set of our annual reports and proxy statements, or who shares an address with another shareholder of Bankrate and together would like to receive only one set of annual disclosure documents, should contact us at 11760 U.S. Highway One, Suite 200, North Palm Beach, Florida 33408, Attention: Corporate Secretary, being sure to supply the names of all shareholders at the same address, the name of the bank or brokerage firm, and the account number(s). You can also reach us at (561) 630-2400. The revocation of a consent to householding should be effective 30 days after the notice is received.

Bankrate, Inc. Notice of Annual Meeting and Proxy Statement     33

Bankrate, Inc.

000004

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., local time on June 16, 2009

Vote by Internet

Vote by telephone

Annual Meeting Proxy Card

123456 C0123456789 12345

1. Election of Class I Directors:

+

B Non-Voting Items

Change of Address — Please print new address below.

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both must sign this Proxy Card. When signing as attorney, as executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, or other entity please sign in the entity's name by an authorized person.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 JNT

1UPX 0220761

+

<STOCK#> 01233B

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

000004

C123456789

000000000.000000 ext 000000000.000000 ext

000000000.000000 ext 000000000.000000 ext

000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You Available can vote 24 hours by Internet a day, or 7 days telephone! a week!

Instead methods of outlined mailing below your proxy, to vote you your may proxy. choose one of the two voting VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

11:59 Proxies p.m. submitted , local time by on the June Internet 16, 2009 or telephone must be received by

Vote by Internet

• Log on to the Internet and go to www.investorvote.com

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

123456 C0123456789 12345

3IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposal 2.

1. Election of Class I Directors: For Withhold For Withhold +

01 - Robert P. O’Block 02 - Randall E. Poliner

For Against Abstain

2. Ratification independent of registered the appointment public accounting of Grant Thornton firm of the LLP as Company for the fiscal year ending December 31, 2009.

B Non-Voting Items

Meeting Attendance Electronic Access

Mark the box to the right if you plan to attend Mark the box to the right if you consent to access future the Annual Meeting. annual reports and proxy statements via the internet. Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below guardian, Please sign please exactly give as your your full name title appears as such. hereon. If a corporation, When shares please are sign held in by full joint corporate tenants, name both by must the President sign this Proxy or other Card. authorized When signing officer. as If a attorney, partnership, as executor, or other entity administrator, please sign trustee in the or entity’s name by an authorized person.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

NNNNNNN1 U P X 0 2 2 0 7 6 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + <STOCK#> 01233B

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS Wednesday, June 17, 2009 at 9:00 a.m. Local Time The Embassy Suites Hotel 4350 PGA Boulevard Palm Beach Gardens, Florida 33410 YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please mark, sign and date this Proxy Card and return it promptly in the enclosed postage-paid envelope, or otherwise to Computershare Limited, P.O. Box 43101, Providence RI 02940, so your shares may be represented at the Annual Meeting.

3IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3

Proxy — BANKRATE, INC.

11760 U.S. Highway One, Suite 200 North Palm Beach, Florida 33408

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

of The substitution, shareholder the signing lawful this agents Proxy and Card proxies hereby of the appoints shareholder Robert signing J. DeFranco, this Proxy Edward Card, J. to DiMaria, attend and the Annual Bruce J. Meeting Zanca, of and Shareholders each of them, of Bankrate, with full power Inc., and to be any held adjournment at The Embassy or postponement Suites Hotel, and 4350 to PGA vote Boulevard, all of the shares Palm Beach of Common Gardens, Stock Florida of Bankrate, 33410 on Inc. Wednesday, that the shareholder June 17, 2009, signing at 9:00 this a. Proxy m., local Card time, is to entitled other to matters. vote at such Annual Meeting or any adjournment or postponement, as instructed on the reverse side of this Proxy Card and in their discretion as When this Proxy Card is properly executed, dated and returned the shares of Common Stock represented by this Proxy Card will be voted as directed by the shareholder and if no direction is given, the shares of Common Stock will be voted “FOR” the nominees in Proposal 1 and “FOR” Proposal 2. If any other matters are properly brought before the Annual Meeting, any adjournment or postponement or if any nominee for election as a director named in the Proxy Statement is unable to serve, or for good cause will not serve, as a candidate for election as a director, the shareholder signing this Proxy Card authorizes the persons designated as lawful agents and proxies to vote the shares of Common Stock represented by this Proxy Card in their discretion, to the extent permitted by applicable law, on such matters or for such substitute nominee(s) as the directors may recommend.

All Proxies previously given or executed by the shareholder signing this Proxy Card are hereby revoked. The shareholder signing this Proxy Card acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the June 17, 2009 Annual Meeting and Bankrate, Inc.’s Annual Report.

PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE, AND RETURN IN THE ENCLOSED ENVELOPE.

(Items to be voted appear on reverse side.)

Bankrate, Inc.

X

Annual Meeting Proxy Card

1. Election of Class I Directors:

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both must sign this Proxy Card. When signing as attorney, as executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, or other entity please sign in the entity's name by an authorized person.

<STOCK#> 01234B

Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposal 2.

1. Election of Class I Directors: For Withhold For Withhold +

01—Robert P. O’Block 02—Randall E. Poliner

For Against Abstain

2. Ratification independent of registered the appointment public accounting of Grant Thornton firm of the LLP as Company for the fiscal year ending December 31, 2009.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below guardian, Please sign please exactly give as your your full name title appears as such. hereon. If a corporation, When shares please are sign held in by full joint corporate tenants, name both by must the President sign this Proxy or other Card. authorized When signing officer. as If a attorney, partnership, as executor, or other entity administrator, please sign trustee in the or entity’s name by an authorized person.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

/ / 1 U P X 0 2 2 0 7 6 2 +

<STOCK#> 01234B

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — BANKRATE, INC.

11760 U.S. Highway One, Suite 200 North Palm Beach, Florida 33408

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The of substitution, shareholder the signing lawful this agents Proxy and Card proxies hereby of the appoints shareholder Robert signing J. DeFranco, this Proxy Edward Card, J. to DiMaria, attend and the Annual Bruce J. Meeting Zanca, of and Shareholders each of them, of Bankrate, with full power Inc., and to be any held adjournment at The Embassy or postponement Suites Hotel, and 4350 to PGA vote Boulevard, all of the shares Palm Beach of Common Gardens, Stock Florida of Bankrate, 33410 on Inc. Wednesday, that the shareholder June 17, 2009, signing at 9:00 this a. Proxy m., local Card time, is entitled to other to matters. vote at such Annual Meeting or any adjournment or postponement, as instructed on the reverse side of this Proxy Card and in their discretion as When this Proxy Card is properly executed, dated and returned the shares of Common Stock represented by this Proxy Card will be voted as directed by the shareholder and if no direction is given, the shares of Common Stock will be voted “FOR” the nominees in Proposal 1 and “FOR” Proposal 2. If any other matters are properly brought before the Annual Meeting, any adjournment or postponement or if any nominee for election as a director named in the Proxy Statement is unable to serve, or for good cause will not serve, as a candidate for election as a director, the shareholder signing this Proxy Card authorizes the persons designated as lawful agents and proxies to vote the shares of Common Stock represented by this Proxy Card in their discretion, to the extent permitted by applicable law, on such matters or for such substitute nominee(s) as the directors may recommend.

All Proxies previously given or executed by the shareholder signing this Proxy Card are hereby revoked. The shareholder signing this Proxy Card acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the June 17, 2009 Annual Meeting and Bankrate, Inc.’s Annual Report.

PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE, AND RETURN IN THE ENCLOSED ENVELOPE.

(Items to be voted appear on reverse side.)